Exhibit 99.1

Form 4 Joint Filer Information

Name:	Darren Richman
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	12/05/2025

Name:	David Chene
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	12/05/2025